Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
01/27/2016	Investors:	Chris Stent, 630-623-3801
	Media:	Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL - Today, McDonald's Board of Directors declared a quarterly cash dividend of $0.89 per share of common stock payable on March 15, 2016 to shareholders of record at the close of business on March 1, 2016.

Upcoming Communications

Kevin Ozan, Chief Financial Officer, and Mike Andres, President - McDonald's USA, will participate in the UBS Global Consumer Conference in Boston on March 9, 2016. Kevin Ozan will also participate in the Bank of America Merrill Lynch 2016 Consumer & Retail Tech Conference in New York on March 16, 2016. These presentations will be webcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

McDonald’s plans to release first quarter results before the market opens on April 22, 2016 and will host an investor webcast. This webcast will be broadcast live and available for replay for a limited time thereafter at www.investor.mcdonalds.com.

About McDonald's

McDonald’s is the world’s leading global foodservice retailer with over 36,000 locations in over 100 countries. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements

This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

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